UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Avista Public Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1584818
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

65 East 55th Street, 18th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Class A ordinary share and one-third of one Warrant	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

•	Securities Act registration statement file number to which this form relates: 333-257177

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units, Class A ordinary shares, par value $0.0001 per share, and redeemable warrants to purchase Class A ordinary shares, of Avista Public Acquisition Corp. II (the “Registrant”). The description of the units, Class A ordinary shares and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-257177), originally filed with the Securities and Exchange Commission on June 17, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-257177), filed with the Securities and Exchange Commission on June 17, 2021).

3.2	Form of Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 filed with the Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257177), filed with the Securities and Exchange Commission on July 28, 2021).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-257177), filed with the Securities and Exchange Commission on June 17, 2021).

4.2	Specimen Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-257177), filed with the Securities and Exchange Commission on June 17, 2021).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257177), filed with the Securities and Exchange Commission on July 28, 2021).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257177), filed with the Securities and Exchange Commission on July 28, 2021).

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.1 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257177), filed with the Securities and Exchange Commission on July 28, 2021).

10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto (incorporated by reference to Exhibit 10.2 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257177), filed with the Securities and Exchange Commission on July 28, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AVISTA PUBLIC ACQUISITION CORP. II

Date: August 9, 2021	By:	/s/ John Cafasso
		Name:	John Cafasso
		Title:	Chief Financial Officer

[Signature Page to the Form 8A]